Joint Filer Information



Name                       Douglas Lipton

Address:                   1255 Park Avenue, Apt. 2A
                           New York, New York 10128

Designated Filter:         First New York Securities L.L.C.

Issuer (Ticker symbol):    Network-1 Security Solutions, Inc. (NSSI)

Date of Event
Requiring Statement:       Deember 31, 2003

Signature:                 /s/ Douglas Lipton
                           -----------------------

Date:                      Match 22, 2004